                                                                     EXHIBIT 3-D


               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                       of

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                              CHRYSLER CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


          CHRYSLER CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

        Pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation and in accordance with Sections 151 and 141(c) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, on February 6, 1992, duly adopted resolutions authorizing the issuance of a series of Preferred Stock, par value $1.00 per share, of the Corporation, establishing the voting rights of the shares of such series of Preferred Stock (in the form set forth in Section 8 of the resolution set forth hereinbelow in this Certificate of Designation), appointing a committee (the "Committee") of the Board of Directors of the Corporation comprised of Messrs. L.A. Iacocca, R.A. Lutz and R.S. Miller, Jr. and authorizing said Committee to fix the designations and any of the preferences or rights of the shares of such series of Preferred Stock relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion of such shares and to fix the number of shares constituting such series of Preferred Stock. Pursuant to the authority conferred on the Committee by the aforesaid resolutions of the Board of Directors of the Corporation, the Committee, on February 14, 1992, duly adopted the following resolution establishing a series of 1,725,000 shares of Preferred Stock of the Corporation designated as "Series A Preferred Stock":

        RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, as amended, and pursuant to the authority conferred on this Committee by resolutions duly adopted by the Board of Directors of the Corporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting powers (in the form previously established by resolution of the Board of Directors of the Corporation, as set forth in
    Section 8 below) and the other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                     Series A Convertible Preferred Stock

          1. Designation and Amount. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of
shares constituting such series shall be 1,725,000.   Such series is referred
to herein as the "Convertible Preferred Stock".

          2. Par Value. The par value of each share of Convertible Preferred Stock shall be $1.00.

          3. Rank. All shares of Convertible Preferred Stock shall rank prior, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to all of the Corporation's now or hereafter issued Common Stock, par value $1.00 per share (the "Common Stock"), to all of the Corporation's Junior Participating Cumulative Preferred Stock, par value $1.00 per share, when and if issued (the "Junior Participating Preferred") and to all of the Corporation's hereafter issued capital stock ranking junior to the Convertible Preferred Stock, when and if issued.

          4. Dividends. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $46.25 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of initial issuance of such shares of Convertible Preferred Stock and shall be payable in cash quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing April 15, 1992 (with respect to the period from such date of initial issuance to March 31, 1992) (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Corporation on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof). For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in New York, New York or in Detroit, Michigan. Subject to the next paragraph of this Section 4, dividends on account of arrears for any past dividend period may be declared and paid at any
time, without reference to any regular dividend payment date.   The amount of
dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. No interest shall be payable in respect of any dividend payment on the Convertible Preferred Stock which may be in arrears.

         No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Preferred Stock, shall be declared, paid or set apart for payment on any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock, including the Junior Participating Preferred, when and if issued (the "Junior Dividend Stock"), unless and until all accrued and unpaid dividends on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment.

          If at any time any dividends on the Convertible Preferred Stock shall be in arrears, the Corporation shall not repurchase, redeem or otherwise acquire any shares of Common Stock, Junior Dividend Stock or any other class or series of the Corporation's capital stock hereafter issued ranking junior as to liquidation rights to the Convertible Preferred Stock (the "Junior Liquidation Stock") for consideration aggregating in excess of $100,000 in any calendar year.

          If at any time any dividend on any capital stock of the Corporation hereafter issued ranking senior as to dividends to the Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, then (except to the extent allowed by the terms of such Senior Dividend Stock) no dividend shall be paid or declared and set apart for payment on the Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock for all payment periods terminating on or prior to the date of payment of the current dividend on the Convertible Preferred Stock shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the

Corporation's capital stock hereafter issued ranking, as to dividends, on a parity with the Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the
date of payment of such full cumulative dividends.   No full dividends shall be
paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When accrued dividends are not paid in full on the Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment on the Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata so that the amount of dividends paid or declared and set apart for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         5.   Liquidation Preference.   In the event of a liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid on such shares on the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $500.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any Junior Liquidation Stock; provided, however, that such rights shall accrue to the holders of Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the shares of capital stock of the Corporation hereafter issued ranking senior as to liquidation rights to the Convertible
Preferred Stock (the "Senior Liquidation Stock") are fully met.   The entire
assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation Stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any other class or series of the Corporation's capital stock hereafter issued having parity as to liquidation rights with the

Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation preferences of the shares of the Convertible Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the
Corporation.   Neither a consolidation or merger of the Corporation with or into another corporation nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

   6. Redemption at Option of the Corporation. The Convertible Preferred Stock may not be redeemed by the Corporation prior to January 22, 1997. Thereafter, the Convertible Preferred Stock may be redeemed by the Corporation, at its option on any date set by the Board of Directors, in whole or in part at any time, at a redemption price of $523.13 per share, plus an amount in cash equal to accrued and unpaid dividends thereon, whether or not declared, pro rata, to but excluding the redemption date, if redeemed on or prior to December 31, 1997, and at the following redemption prices per share, if redeemed during the 12-month period ending December 31:

                  Year        Redemption Price
                  ----        ----------------
                  1998         $ 518.50
                  1999           513.88
                  2000           509.25
                  2001           504.63


and thereafter at $500.00 per share, plus, in each case, an amount in cash equal to all dividends on the Convertible Preferred Stock accrued and unpaid thereon, whether or not declared, pro rata, to but excluding the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price".

        In case of the redemption of less than all of the then outstanding Convertible Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of the Convertible Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Convertible Preferred Stock then outstanding shall have been paid for all past dividend periods.

           Not more than sixty nor less than twenty days prior to the redemption date fixed by the Board of Directors, notice by first class mail, postage prepaid, shall be given to the holders of record of shares of the Convertible Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown upon the stock transfer books of the Corporation. Each such notice of redemption shall specify the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, that on and after the redemption date dividends will cease to accrue on such shares, the then-effective conversion price pursuant to Section 7 and that the right of holders to convert shares of Convertible Preferred Stock shall terminate at the close of business on the fifth business day prior to the redemption date (unless the Company defaults in the payment of the Redemption Price).

          Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for
the redemption of any other shares of Convertible Preferred Stock.   On or
after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares evidenced by any such surrendered certificate are redeemed, a new certificate shall be issued evidencing the unredeemed shares. Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate. If funds legally available for such purpose are not sufficient for redemption of the shares of Convertible Preferred Stock which were to be redeemed, then the certificates evidencing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the right of holders of shares of Convertible Preferred Stock thereafter shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

           The shares of Convertible Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

        7. Conversion Privilege.

          (a) Right of Conversion. After the expiration of ninety days from the date of initial issuance of any shares of the Convertible Preferred Stock, each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the fifth business day prior to the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, at the rate of that number of shares of Common Stock for each full share of Convertible Preferred Stock that is equal to $500.00 divided by the conversion price applicable per
share of Common Stock.   For purposes of this resolution, the "conversion
price" applicable per share of Common Stock shall initially be equal to $18.00, and shall be adjusted from time to time in accordance with the provisions of this Section 7.

         For the purpose of this Section 7, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $1.00 per share, of the Corporation as of February 12, 1992.

          (b) Conversion Procedures. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued.

          Subject to Section 7(1) hereof, no payments or adjustments in respect of dividends on shares of Convertible Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

         The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

              (c)   Adjustment of Conversion Price.   The conversion price
at which a share of Convertible Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

              (i) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Corporation which dividend or distribution includes Common Stock or shall exchange outstanding Rights (as defined in Section 7(k) hereof) for shares of Common Stock pursuant to Section 23A of the Corporation's Rights Agreement, dated as of February 4, 1988, as amended (the "Rights Agreement"), the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to exchange such Rights shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed
for such determination.   For the purposes of this subparagraph (i), the number
of shares of Common Stock at any time outstanding shall not include shares held
in the treasury of the Corporation.   The Corporation shall not pay any
dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

              (ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 7(c)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of
business on the day following the date fixed for such determination.   For the
purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation shall not issue any rights or warrants in respect
of shares of Common Stock held in the treasury of the Corporation.   In case
any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants. For the purposes of this Section 7(c)(ii), if both a Distribution Date and a
Section 11(a)(ii) Event (as such terms are defined in the Rights Agreement) shall have occurred, then the later to occur of such events shall be deemed to constitute an issuance of rights to purchase shares of Common Stock.

              (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (iv) Subject to the last sentence of this subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 7(c), excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in subparagraph (i) of this Section 7(c)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this
Section 7(c)) of the Common Stock on the date of such effectiveness less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the
date fixed for the payment of such distribution (the "Reference Date").   If
the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to
subparagraph (vii) of this Section 7(c).   For purposes of this subparagraph
(iv), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such other convertible or exchangeable securities (making any conversion price reduction required by this subparagraph
(iv)) immediately followed by (2) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 7(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to exchange such Rights" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 7(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7(c)) or (3) in the case of such other convertible or exchangeable securities, a dividend or distribution of such number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by subparagraph (i) of this Section 7(c), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph
(iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or to exchange such Rights" and "the date fixed for such determination" and (B) the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination," each within the meaning of subparagraph (i) of this Section 7(c)).

              (v) In case the Corporation shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (1) any cash that is distributed as part of a distribution referred to in subparagraph
(iv) of this Section 7(c) and (2) any cash representing an amount per share of Common Stock of any quarterly cash dividend on the Common Stock to the extent such cash does not exceed the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock (as adjusted to reflect subdivisions or combinations of the Common Stock), or all of any such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(c)) of the Common Stock on the Trading Day (as defined in Section 7(i)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(c)) of the Common Stock on the date of such effectiveness less the amount of cash so distributed and not excluded as above provided applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

              (vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price per share (determined as provided in subparagraph (vii) of this Section 7(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 7(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 7(c)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

              (vii) For the purpose of any computation under this subparagraph and subparagraphs (ii), (iv) and (v) of this Section 7(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices (as defined in Section 7(i)) for the five consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i),
(ii), (iii), (iv), (v) or (vi) above occurs on or after the twentieth Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of this Section 7(c), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital or assets being distributed applicable to one share of Common Stock as of the close of business on the day
before such "ex" date.   For the purpose of any computation under subparagraph
(vi) of this Section 7(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the conversion price pursuant to subparagraph (i), (ii), (iii), (iv), (v) or (vi) above occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other
event.   For purposes of this paragraph, the term "ex" date,  (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

              (viii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraphs (i), (ii),
(iii), (iv), (v) and (vi) of this Section 7(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive.
Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

              (ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (x) Notwithstanding any other provision of this Section 7, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. The Corporation hereby covenants not to take any action (1) to increase the par value per share of the Common Stock or (2) that would or does result in any adjustment in the conversion price that, if made without giving effect to the previous sentence, would cause the conversion price to be less than the then par value per share of the Common Stock; provided, however, that the covenant in this sentence shall be suspended if within ten days of determining in good faith that such action would result in such adjustment (but not later than the business day following the effectiveness of such adjustment), the Corporation gives notice of redemption of all outstanding shares of the Convertible Preferred Stock, and effects the redemption referred to in such notice on the redemption date referred to therein in compliance with Section 6, but shall be retroactively reinstated if such notice or redemption does not occur.

              (xi) Whenever the conversion price is adjusted as herein provided:

              (1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Convertible Preferred Stock; and

              (2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

              (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible
Preferred Stock so surrendered.   Instead of any fractional share of Common
Stock that would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the reported last sale price regular way on the New York Stock Exchange) at the close of business on the day of conversion.

              (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of
Section 7(h), and (ii) in the case of a Common Stock Fundamental Change, into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the
provisions of Section 7(h).   The Corporation or the person formed by such
consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent
document to establish such right.   Such certificate or articles of
incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

              (f)   Reservation of Shares; Transfer Taxes; Etc.   The
Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Convertible Preferred Stock.

              If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such
shares to be duly registered or approved, as the case may be.   If the Common
Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

              The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on
conversion of the Convertible Preferred Stock.   The Corporation shall not,
however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (g)    Prior Notice of Certain Events.  In case:

              (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or

              (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

              (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

              (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(i)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 7(i)), each share of Convertible Preferred Stock shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

              For purposes of calculating any adjustment to be made pursuant to this Section 7(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

              (i) in the case of a Non-Stock Fundamental Change (as defined in Section 7(i)), the conversion price of the Convertible Preferred Stock shall become the lower of (A) the conversion price immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 7(i)) or the then applicable Reference Market Price (as defined in Section 7(i)) by a fraction the numerator of which shall be $500.00 and the denominator of which shall be the then current Redemption Price per share of Convertible Preferred Stock (or for periods prior to January 22, 1997, the denominator of which shall be the following amounts per share plus an amount equal to all dividends accrued and unpaid thereon, whether or not declared, pro rata, to but excluding
the date of such Non-Stock Fundamental Change:   if the Non-Stock Fundamental
Change occurs during the period commencing on the date of initial issuance of the Convertible Preferred Stock and ending December 31, 1992, $546.25; during the period commencing January 1, 1993 and ending December 31, 1993, $541.63; during the period commencing January 1, 1994 and ending December 31, 1994, $537.00; during the period commencing January 1, 1995 and ending December 31, 1995, $532.38; during the period commencing January 1, 1996 and ending December

31, 1996, $527.75; and during the period commencing January 1, 1997 and ending January 21, 1997, $523.13); and

              (ii) in the case of a Common Stock Fundamental Change, the conversion price shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 7(i)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the shares of Convertible Preferred Stock immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

              (i)   Definitions.   The following definitions shall apply to
terms used in this Section 7:

              (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the last reported sales price for the Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

              (2) "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

              (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for the consecutive ten Trading Days immediately prior to such Fundamental Change has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Convertible Preferred Stock.

              (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include (i) any such transaction or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

              (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

              (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the last reported sales price for the common stock, on the principal national securities exchange or the NASDAQ National Market System on which such common stock is listed, received in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock; provided, however, if no such last reported sales price for the common stock during the last ten Trading Days prior to the record date exists, then the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Corporation.

              (7) "Reference Market Price" shall initially mean $10.00 (which is an amount equal to 66-2/3% of the reported last sales price for the Common Stock on the New York Stock Exchange on February 12, 1992), and in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $10.00 to the initial conversion price set forth above.

              (8) "Trading Day" shall mean a day on which the national securities exchange or the NASDAQ National Market System used to determine the Closing Price is open for the transaction of business or the reporting of trades.

              (j) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated (except as expressly provided in Section 7(c)(i) or 7(c)(ii) with respect to certain events under the Rights Agreement), and any issuance of Rights (as hereinafter defined), shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation
except as specifically described in this Section 7.   If any action would
require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

              (k)   Preferred Share Purchase Rights.   So long as Preferred
Share Purchase Rights of the kind declared and distributed by the Corporation's Board of Directors in February 1988 as the same have been and may hereafter be amended ("Rights"), are attached to the outstanding shares of Common Stock of the Corporation, each share of Common Stock issued upon conversion of the shares of Convertible Preferred Stock prior to the earliest of any Distribution Date (as defined in the Rights Agreement), the date of redemption of the Rights or the date of expiration of the Rights shall be issued with Rights in an amount equal to the amount of Rights then attached to each such outstanding share of Common Stock.

              (1)   Certain Additional Rights.   In case the Corporation shall,
by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph 7(c)(iv) or 7(c)(v), the holder of each share of Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to Section 7(c)(iv) or Section 7(c)(v), shall also be entitled to receive for each share of Common Stock into which such share of Convertible Preferred Stock is converted, the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined by the Board of Directors, whose determination shall be conclusive and
described in a resolution of the Board of Directors).   If any conversion of a
share of Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

       8.     Voting Rights.

              (a) General. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held. Any shares of Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

              (b) Default Voting Rights. Whenever dividends on the Convertible Preferred Stock or any other class or series of Parity Dividend Stock shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), (i) the number of members of the Board of Directors of the Corporation shall be increased by two, effective as of the time of election of such directors as hereinafter provided and (ii) the holders of the Convertible Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Dividend Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period such dividends remain in arrears. The right of the holders of the Convertible Preferred Stock to vote for such two additional directors shall terminate when all accrued and unpaid dividends on the Convertible Preferred Stock have been declared and paid or set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Preferred Stock and such Parity Dividend Stock to vote for such two additional directors, and the number of directors of the Board of Directors of the Corporation shall immediately thereafter be reduced by two.

              The foregoing right of the holders of the Convertible Preferred Stock with respect to the election of two directors may be exercised at any annual meeting of stockholders or at any special meeting of stockholders held for such purpose. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than ninety days preceding the date established for the next annual meeting of stockholders, the President of the Corporation shall, within twenty days after the delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Convertible Preferred Stock, call a special meeting of the holders of the Convertible Preferred Stock to be held within sixty days after the delivery of such request for the purpose of electing such additional directors.

              The holders of the Convertible Preferred Stock and any Parity Dividend Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders shall have elected pursuant to this Section 8.

              (c) Class Voting Rights. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% (unless a higher percentage shall then be required by applicable law) of all outstanding shares of the Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation, as amended, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock or (ii) create, authorize or issue, or reclassify any authorized stock of the Corporation into, or increase the authorized amount of, any Senior Dividend Stock or Senior Liquidation Stock, or any security convertible into such Senior Dividend Stock or Senior Liquidation Stock. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in
connection with:   (a) the authorization, issuance or increase in the
authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

              9.   Outstanding Shares.   For purposes of this Certificate of
Designation, Preferences and Rights, all shares of Convertible Preferred Stock issued by the Corporation shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 hereof, all shares of Convertible Preferred Stock that have been so called for redemption under Section 6, to the extent provided thereunder; (ii) from the date of surrender of certificates evidencing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any majority-owned subsidiary of the Corporation.

              10.   Partial Payments.   Upon an optional redemption by the
Corporation, if at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock, then such funds which are paid shall be applied to redeem such shares of Convertible Preferred Stock as the Corporation may designate by lot or in such other manner as the Board of Directors may determine, or such redemption shall be effected pro rata.

              11.    Transfer Restrictions.

              (a)   Legends on Convertible Preferred Stock and Common Stock.

              (i) The certificates evidencing shares of Convertible Preferred Stock shall, until the third anniversary of their date of original issuance, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

              "This Security (or its predecessor) was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933 (the "Securities Act"), and this Security and any shares of Common Stock issued upon conversion hereof may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of this Security is hereby notified that the seller of this Security may be relying on the exemption from the provisions of

              Section 5 of the Securities Act provided by Rule 144A thereunder.

              The holder of this Security agrees for the benefit of the Corporation that (A) such Security and any shares of Common Stock issued upon conversion hereof may be resold, pledged or otherwise transferred, only (1) inside the United States to a person who the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A or (2) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act and (3) in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) the holder will, and each subsequent holder is required to, notify any purchaser from it of this Security or any Common Stock issued upon conversion hereof of the resale restrictions set forth in (A) above."

Until the third anniversary of the date of original issuance of any Convertible Preferred Stock, certificates representing the shares of Common Stock issued upon conversion of such Convertible Preferred Stock shall bear a comparable
legend.   The shares of Convertible Preferred Stock, and the shares of Common
Stock issued upon conversion of such shares, shall be subject to the restrictions on transfer set forth in the legend above until the third anniversary of the date of original issuance of the Convertible Preferred Stock.

              (ii) The certificates evidencing shares of Convertible Preferred Stock (and shares of Common Stock issued upon conversion of such shares) initially issued to any "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act shall, until such time as the Corporation and the transfer agent for the Convertible Preferred Stock shall have received evidence satisfactory to each of them that the transfer of such shares of Convertible Preferred Stock or Common Stock has been effected in accordance with the limitations on transfer set forth in paragraph (a)(i) above, bear the following additional legend:

              "In connection with any transfer, the holder will deliver to the registrar and transfer agent such certificates and other information as it may reasonably require to confirm that the transfer complies with the foregoing restrictions."

              (b) Transfer Agent Requirements. The transfer agent for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock shall not be required to accept for registration of transfer any Convertible Preferred Stock or Common Stock bearing the legend contained in paragraph (a)(ii) above, except upon presentation of satisfactory evidence that the restrictions on transfer of the Convertible Preferred Stock and Common Stock referred to in the legend in paragraph (a)(i) have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time agree with the transfer agent for the Convertible Preferred Stock and the transfer agent and registrar for the Common Stock.

              12.   Status of Acquired Shares.   Shares of Convertible
Preferred Stock redeemed by the Corporation, received upon conversion pursuant to Section 7 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

              13.   Preemptive Rights.   The Convertible Preferred Stock is not
entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

              14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise
adversely affecting the remaining provisions hereof.   If a court of competent
jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

              IN WITNESS WHEREOF, Chrysler Corporation has caused this certificate to be signed on its behalf by William J. O'Brien, its Vice President, and its corporate seal to be hereunto affixed and attested by Anthony E. Micale, its Assistant Secretary, this 14th day of February, 1992.

                                    CHRYSLER CORPORATION

[SEAL]

                                    By: /s/ William J. O'Brien
                                        ---------------------------
                                        Name:   William J. O'Brien
                                        Title:  Vice President


Attest:

      /s/ Anthony E. Micale
- --------------------------------
     Name:   Anthony E. Micale
     Title:  Assistant Secretary